SCHEDULE 14C
                              (Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

                         SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(c)
                  Of the Securities Exchange Act of 1934

Check the appropriate box:

      Preliminary information statement

      Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d) (2)

 x    Definitive information statement

                   SK TECHNOLOGIES CORPORATION

               (Name of Registrant as Specified in Charter)

      Payment of Filing Fee (Check the appropriate box):

           $125 per Exchange Act Rules 0-11(c) (1) (ii), or14c-5(g).

           Fee computed on table below per Exchange Act
           Rules 14c-5(g)


      (1) Title of each class of securities to which transaction applies:

                  Common Stock, Preferred Stock


      (2)  Aggregate number of securities to which
           transaction applies:

                 6,140,495 Shares of Common Stock
                 655,067 Shares of Preferred Stock


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
           Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):




      (4)  Proposed maximum aggregate value of transaction:




      (5)  Total fee paid:

                                n/a


           Fee paid previously with preliminary materials.


           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

                                n/a


      (2)  Form, Schedule or Registration Statement No.:

                                n/a


      (3)  Filing party:

                                n/a


      (4)  Date filed:

                                n/a

                        SK TECHNOLOGIES CORPORATION

                           1650 S. Dixie Highway
                         Boca Raton, Florida 33432


                           INFORMATION STATEMENT


                    WE ARE NOT ASKING YOU FOR A PROXY,
               AND YOU ARE REQUESTED NOT TO SEND US A PROXY



                                  GENERAL


      This Information Statement is being furnished to the stockholders of record of SK Technologies Corporation, a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment"), and a 1995 Stock Option Plan, by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock") and Series B Preferred Stock ("Preferred Stock"). On August 1, 1996, the Company's Board of Directors approved and recommended that the Certificate of Incorporation be amended in order to reduce the number of authorized shares of Common and Preferred Stock as follows: (1) decrease the number of authorized shares of Common Stock from 45,000,000 to 25,000,000, and (2) decrease the number of authorized shares of Preferred Stock from 50,000,000 to 5,000,000. The proposed amendment will become effective upon (i) a written consent of the holders of not less than a majority of the Company's outstanding Voting Capital Stock approving the Amendment and (ii) the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the written consent with the Company's Secretary, will occur on or about October 31, 1996 (the "Effective Date"). If the Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

      The Company's Board of Directors also approved and recommended that the Company adopt a 1995 Stock Option Plan which was previously approved by the Board of Directors on November 27, 1995.

      The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of Voting Capital Stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended the Amendment in order to permit a reduction in the number of Common and Preferred Shares outstanding.

      David Peipers and related entities beneficially own in the aggregate approximately 3,069,435 shares of the Company's Voting Capital Stock, representing approximately 45% (as of October 4,
1996) of the outstanding Voting Capital Stock of the Company entitled to vote on this Amendment and the Stock Option Plan. C. Shelton James and related entities beneficially own in the aggregate approximately 1,195,080 shares of the Company's Voting Stock, representing approximately 18% (as of October 4, 1996) of the outstanding Voting Capital Stock of the Company entitled to vote on this Amendment and the Stock Option Plan. The written consent of such persons to the Amendment and their approval of the Stock Option Plan will become effective upon the filing of their written consents with the Secretary of the Company. The Company anticipates that the filing of such written consents will occur on or about October 31, 1996, following which the Company will prepare and file a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware effecting reducing the number of authorized shares of Common and Preferred stock as follows: (1) decrease the number of authorized shares of Common stock from 45,000,000 to 25,000,000, and (2) decrease the number of authorized shares of Preferred stock from 50,000,000 to 5,000,000. A copy of the proposed Amendment to the Company's Certificate of Incorporation is set forth as Exhibit A to this Information Statement. The date on which this Information Statement was first sent to the Stockholders is on or about October 9, 1996. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is October 4, 1996 (the "Record Date").

      Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will disclose in its next Quarterly Report on Form 10-QSB, the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.

EXECUTIVE OFFICES

      The Company's principal executive offices are located at 1650 S. Dixie Highway, Boca Raton, Florida 33432. The telephone number is (561) 393-7540, fax number is (561) 395-2499, and the home page is http://www.storekare.com.

                 OUTSTANDING VOTING STOCK OF THE COMPANY

      As of the Record Date, there were 6,140,495 shares of Common Stock outstanding and 655,067 shares of Preferred Stock outstanding, which are convertible into an aggregate of 655,067 shares of Common Stock. The Common Stock and Series B Preferred Stock constitute the sole classes of voting securities of the Company. Each share of Common Stock and Preferred Stock entitles the holder thereof to one vote on all matters submitted to stockholders.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

      The following table sets forth Common and Preferred Stock ownership information as of August 31, 1996, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group.

                             Amount of
                             Beneficial
                             Ownership of     Percent
Name and                     Voting           of Voting
Address                      Securities (1)   Securities


Calvin S. Shoemaker               80,091                1.18%
1650 S. Dixie Highway
Boca Raton, FL 33432

Gary S. Spirer                   106,300                1.56%
150 East 58th Street
New York, NY 10155
Capital Hill Group                 3,945                 .06%
Gary Spirer, President
150 E. 58th Street
New York, NY 10155

David H. Peipers                 315,811                4.65%
610 Fifth Avenue
New York, NY 10020

Cornerhouse Ltd. Pship           837,294               12.32%
David Peipers, G.P.
610 Fifth Avenue
New York, NY 10020

Winsome Ltd. Pship               603,909                8.89%
David Peipers, G.P.
610 Fifth Avenue
New York, NY 10020

Segrets, Inc                   1,312,421               19.31%
David Peipers, Chairman
66 Cherry Hill Drive
Beverly, MA 01915

C. Shelton James                   4,973                 .07%
4000 Hollywood Blvd.
Hollywood, FL 33021

Fundamental Management Corp.          93                 .00001%
C. Shelton James, President
4000 Hollywood Blvd.
Hollywood, FL 33021

Fundamental Active             1,056,681               15.55%
 Investors Ltd II
Fundamental Mgmt Corp, G.P.
4000 Hollywood Blvd.
Hollywood, FL 33021

Fundamental Growth                33,333                 .49%
 Partners Ltd
Fundamental Mgmt Corp, G.P.
4000 Hollywood Blvd.
Hollywood, FL 33021



Fundamental Associates            50,000                 .74%
Fundamental Mgmt Corp, G.P.
4000 Hollywood Blvd.
Hollywood, FL 33021

Fundamental Resources             50,000                 .74%
Fundamental Mgmt Corp, G.P.
4000 Hollywood Blvd.
Hollywood, FL 33021

Melvin Goldberger                 20,033                 .29%
1799 South Dixie Highway
Boca Raton, FL 33432


Seventh Investment               122,229                1.80%
 Bancing Corp.
Melvin Goldberger, President
1700 South Dixie Highway
Boca Raton, FL 33432

All Directors and              4,668,629               68.70%
 Executive Officers as
 a Group (7 Persons)

(1)The amount of beneficial ownership of Voting Capital Stock includes 344,367 shares of Preferred Stock owned by all directors and executive officers. Such shares are convertible into 344,367 shares of Common Stock.

              AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

       Reduction of the Number of Authorized Shares of the Company's
                        Common and Preferred Stock

      The Board of Directors proposes to reduce the number of authorized shares of the Company's Common and Preferred Stock as follows: (1) decrease the number of authorized shares of Common Stock from 45,000,000 to 25,000,000, and (2) decrease the number of authorized shares of Preferred Stock from 50,000,000 to 5,000,000. The Board of Directors believes that reduction of the number of authorized shares will not impair the conduct or operations of the Company. Additionally, the Company is obligated to pay franchise taxes to the State of Delaware on an annual basis which is computed in part on the number of authorized shares of the Company's securities. A reduction in the number of authorized shares of the Company's securities will enable the Company to reduce the amount of payments that will be required in order to satisfy its franchise tax obligations to the State of Delaware.

      The Company does not propose to modify the number of shares of Common Stock and Preferred Stock issued and outstanding. The Amendment will not change the proportionate equity interests of the Company's stockholders. Voting rights and other rights of the stockholders will not be altered by the Amendment.

No Dissenter's Rights

      Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's
Amendment to the Company's Certificate of Incorporation to effect the reduction of the number of authorized shares of the Company's
Common and Preferred Stock.

No Exchange of Stock Certificates

      The stockholders will not need to exchange their stock certificates for new stock certificates.
ADOPTION OF THE 1995 STOCK OPTION PLAN

On November 27, 1995, the Board of Directors approved and recommended to adopt a stock option plan called the "1995 Stock
Option Plan". A copy of the 1995 Stock Option Plan (the "Plan") is attached hereto as Exhibit B.

      The Board of Directors has determined that the Plan will work to increase the employees', consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Board of Directors believes that the Plan is in the Company's best interests and therefore recommends adoption of the Plan on essentially the terms and conditions as are set forth below.

      Under the Plan, the Company has reserved an aggregate of 1,400,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

      Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under
Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, nor more than five years after the date of the grant.

      The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

      The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

      Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.


      All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 3 months following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

      The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspend or terminated by the Board of Directors, the Plan shall terminate on November 27, 2005. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

      The following discussion is based on federal income tax laws and regulations in effect as of the date hereto. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax advisor.

      An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the years the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiaries are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

      In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized. As of the date hereof, the Company has granted 914,750 Plan Options subject to stockholder approval of the Plan.

      The complete text of the Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information
Statement.

                             BY ORDER OF THE BOARD OF DIRECTORS


                             /s/ Calvin S. Shoemaker
                             Calvin S. Shoemaker, President